Exhibit 10.27

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

AGREEMENT

This Confidential Separation And Release Agreement (the “Agreement”) is made by and between Steven Richards (“Employee”), an individual, and by TTM Technologies, Inc., a corporation organized under the laws of the state of Delaware (the “Company” or “Employer”), including the Company’s other subsidiaries. The above-named parties shall be collectively referred to herein as the “Parties.”

R E C I T A L S

A. WHEREAS, since 2001, Employee was employed by the Company in various financial management roles, including its Secretary, Treasurer, Vice President, Executive Vice President (“EVP”), and Chief Financial Officer (“CFO”), pursuant to an At-Will Employment Agreement, attached hereto as Exhibit A, and an Executive Change in Control Severance Agreement, attached hereto as Exhibit B;

B. WHEREAS, on January 25, 2013, the Company and Employee mutually reached the decision that Employee’s employment with Company should end; and

C. WHEREAS, the Parties are entering into this Agreement in connection with the termination of Employee’s employment and his release of claims to resolve, fully and finally, any and all actual and potential claims and issues between them, arising from Employee’s employment with the Company, and/or Employee’s separation from employment with the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Employee and the Company agree as follows:

1. Execution of the Releases. As a condition of Employee’s right to receive the consideration provided for in this Agreement, Employee must execute and not rescind the two Releases, which are attached to this Agreement as Exhibits C and D (the “Releases”). Employee must execute the First Release (Exhibit C) within twenty-four (24) days after his receipt of this Agreement. The Employee must execute the Second Release (Exhibit D) within twenty-four (24) days after the March 29, 2013 termination of his employment. The Employee shall not execute the Second Release (Exhibit D) prior to March 30, 2013, the day after his employment with the Employer actually terminates. The Employee’s failure to execute either Release, or Employee’s actual or attempted recession of either Release, shall relieve the Employer of any duty to provide any consideration provided for by this Agreement. Nothing in this Agreement shall relieve the Company of its obligation to reimburse Employee for reasonable expenses incurred prior to March 29, 2013 consistent with the Company’s practices of expense reimbursement for incumbent employees. Employee agrees that he will submit all expenses by March 22, 2013.

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2. Effective Date of Termination And Relief of Officer Executive Duties. Assuming Employee agrees to the terms of this Agreement and executes this Agreement, executes the Release (Exhibit C) within the specified twenty-four (24) days, and does not revoke the Release (Exhibit C) within seven (7) days thereafter, Employee’s employment with the Company shall terminate effective March 29, 2013 (the “Termination Date”). However, as of March 2, 2013 (the date Employee is placed on paid leave per Section 3(a) below), Employee will be relieved of all his officer and executive duties as the Company’s CFO, EVP, Secretary and Treasurer.

If Employee does not agree to the terms of this Agreement and does not execute this Agreement and the Release (Exhibit C) within the timeframe specified, or revokes the Release (Exhibit C), his employment will be terminated effective March 2, 2013.

On or before the Termination Date, Employee will receive payment for all accrued paid time off (“PTO”) due and owing him as of March 2, 2013.

3. Consideration. In consideration of the covenants undertaken and Employee’s execution of the attached Releases, and provided that Employee does not revoke this Agreement or either Release, the Company agrees to provide Employee with the following consideration:

(a) Paid Leave: Employee hereby acknowledges and agrees that he will be on a paid leave of absence, from March 2, 2013 through March, 29, 2013 (“Paid Leave”). During Employee’s Paid Leave, Employee will remain generally available during normal business hours between 8:30 a.m. to 5:00 p.m. to help transition matters, working on the following types of on-going projects: routine review of the Company’s financial and accounting statements; completion of annual Finance Department team performance reviews; consultation with Finance Department team members on existing processes and procedures and the transitioning of existing Finance Department projects During Employee’s Paid Leave, the Company will provide Employee with his normal bi-weekly base compensation pay in the amount of $13,461.54 (less applicable payroll withholdings for state and federal income taxes, FICA, and other applicable payroll deductions that the Company reasonably determines are required by law or elected by Employee) paid in accordance with the Company’s normal bi-weekly payroll schedule. It is anticipated that Employee will work no more than twenty (20) hours per week during the Paid Leave. Employee will not accrue any additional benefits (such as PTO and bonuses) during his Paid Leave; and his participation in any Company employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) will be subject to the terms of such ERISA plan, law and requirements imposed by any insurance policy relating to such ERISA plan.

(b) Severance Pay: After the Paid Leave, the Company will provide Employee with eleven (11) months of severance pay in the gross amount of $320,833.34 (less applicable payroll withholdings for state and federal income taxes, FICA, and other applicable payroll deductions that the Company reasonably determines are required by law or elected by Employee) which is equal to eleven (11) months of Employee’s base pay to be paid in two equal lump sum payments of the gross amount of $160,416.67 (less applicable payroll withholdings for state and federal income taxes, FICA, and other applicable payroll deductions that the Company reasonably determines are required by law or elected by Employee). The first payment will be made within

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ten (10) business days after the expiration of the rescission period provided in, and after Employee’s execution of, the Second Release (Exhibit D). Provided the first payment is required to be made hereunder, the second payment will be made on September 3, 2013. Both the second and the first lump sum payments will be directly deposited into a bank account designated by Employee.

(c) COBRA Premium Payments: The Company will pay for Employee’s Health Care Benefits Continuation premium pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) for a period of six (6) months (through September 30, 2013) at the rate required to continue his current health care coverage.

(d) Employer will provide Employee with three (3) months’ of outplacement services (not to exceed a cost of $5,000) with Lee, Hecht, Harrison or comparable outplacement/career counseling company of its choosing in Southern California.

4. Waiver of Right to Recovery. Employee waives any right he may have to any form of recovery or compensation from any legal, administrative or other charge, claim, complaint, or action which has been, is or may be filed by him or on his behalf based on his employment with, or separation of employment from, the Company. Employee warrants that, except as provided below, he has neither filed or otherwise commenced nor caused to be filed or otherwise commenced any charges, claims, complaints, or actions against the Employer before any federal, state, or local administrative agency, court, or other forum.

Employee understands and agrees that, pursuant to this Agreement, he is releasing any additional rights that he may have to any continuing payment/benefits/bonuses, including a Company bonus for time worked in 2012 and 2013, which is not specifically provided for in this Agreement. However, if the executive level management team (those senior level managers who directly report to Kent Alder, TTM Chief Executive Officer) is awarded a management incentive plan bonus for the calendar year 2012 (either before or after the Termination Date), Employee will receive a 2012 management incentive plan bonus in an amount awarded pursuant to the plan terms.

Exceptions. Employee understands that this Agreement permits but does not require him to voluntarily refrain from filing, to request dismissal or to request withdrawal of any charges, grievances, petitions, or complaints that he may have against the Employer before the EEOC or other civil rights enforcement agency.

5. Vesting of TTM Restricted Stock Units.

(a) Vesting of Annual TTM Restricted Stock Unit Grants. Employee understands and agrees that all time-based restricted stock units granted to Employee in 2010, 2011 and 2012, under the Company’s 2006 Incentive Compensation Plan, will vest in accordance with the applicable rules and governing documents based upon his Termination Date. Per the governing documents: the final third installment of Employee’s 2010 restricted stock unit grant will vest as of March 2013 such that all 2010 restricted stock units granted to Employee will be fully vested; the second installment of Employee’s 2011 restricted stock unit grant will vest as of March 2013, such that two-thirds (2/3rds) of Employee’s 2011 restricted stock unit grant will vest and the remaining one-third (1/3rd) of the 2011 restricted stock unit grant will lapse; and the first installment of Employee’s 2012 restricted stock unit grant will vest as of March 2013, such that one-third (1/3) of Employee’s 2012 restricted stock unit grant will vest and the remaining two-thirds (2/3rds) of the 2012 restricted stock unit grant will lapse.

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(b) Vesting of TTM Performance Restricted Stock Units: Employee understands and agrees that performance-based restricted stock units (“PRUs”) granted to him in 2010 under the Company’s 2006 Incentive Compensation Plan will vest consistent with the applicable rules and governing documents, which specify the performance and metrics targets the Company is required to attain. Employee understands and agrees that all of the PRUs granted to him in 2011 and 2012 will lapse. Employee’s 2010 PRUs will vest, if at all, when the Company determines the percent of the 2010 PRU grants that will vest for all participants, whether that determination is made before or after Employee’s Termination Date.

6. No Admissions. Although this Agreement resolves all issues between Employee and the Company, as well as any future effects of any acts or omissions, it does not constitute an admission by either Party of any violation of any federal, state, or local law, ordinance, or regulation, of any violation of the Company’s policies or procedures, or of any liability or wrongdoing by either Party in respect of the other whatsoever. Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding, whether or not the Parties are involved, as evidence of liability or wrongdoing by either Party.

7. Confidentiality. The terms and conditions of this Agreement shall remain confidential as between the Parties and, unless required by valid subpoena or court order or determined by the Company in its sole discretion to be appropriate or necessary under applicable federal or state securities laws, rules or regulations, neither will disclose them to any other person, except to their respective spouse, domestic partner, or legal and financial advisors, who shall first be advised of this confidentiality provision and shall agree to be bound by it. Without limiting the generality of the foregoing, (i) neither Party will respond to or in any way participate in or contribute to any public discussion, notice, or other publicity concerning or in any way relating to the terms and conditions of this Agreement, except as determined by the Company in its sole discretion to be appropriate or necessary under applicable federal or state securities laws, rules or regulations; (ii) Employee will not respond to or in any way participate in or contribute to any public discussion, notice, or other publicity concerning or in any way relating to the termination of his employment with the Company; and (iii) Employee specifically agrees that he will not disclose information regarding this Agreement to any current or former employee of the Company. Employee agrees that any disclosure in violation of the foregoing will constitute and be treated as a material breach of this Agreement. This Agreement may be introduced in any proceeding to enforce the Agreement. Such introduction shall be pursuant to a court order protecting its confidentiality.

8. Confidential Information. Employee acknowledges that by reason of his position with the Company, he has been given access to confidential, proprietary and/or trade secret information regard the Company, its parent, subsidiary and affiliated corporations, and its customers (the “Confidential Information”). “Confidential Information,” as used in this Agreement, means information that is not generally known to the public and that the Company treats as confidential and proprietary, including, but not limited to, engineering plans, designs, techniques, Company research and development, business strategies, sales and marketing plans

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and activities, the terms of contracts, customer relationships, financial information and projections, budgets, pricing information, personnel information, and other information, which is not generally known to the public. Confidential Information also includes, without limitation, the terms of this Agreement. Employee represents that he has maintained the confidentiality of all such Confidential Information, will continue to do so, and will not use or disclose such Confidential Information to any person or entity without the prior written consent of the Company. On or before the Termination Date, Employee will immediately return to the Company all documents (including copies) within his possession or control which contain any Confidential Information.

9. Non-Disparagement. Other than in the context of an EEOC or other civil rights enforcement agency investigation or proceeding, Employee will refrain from making any representation or statement, whether written or oral, to any person or entity, including but not limited to customers or competitors of the Company, which reflects any opinion, judgment, observation or representation which is intended to disparage or otherwise reflect negatively on the Company or its parent, subsidiaries or managing agents or any of their directors or officers. Employee agrees not to encourage in any way any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or make any other demands against the Company. This provision does not prohibit Employee from participating in an EEOC or other civil rights enforcement agency charge, investigation or proceeding. Employee agrees that, in any and all future proceedings of whatever nature, he will fully cooperate with the Company, and will testify truthfully. Company will also direct members of its executive level management team (those senior level managers who directly report to Kent Alder, TTM Chief Executive Officer) to refrain from making any representation or statement, whether written or oral, to any person or entity, including but not limited to customers or competitors of the Company, which reflects any opinion, judgment, observation or representation which is intended to disparage or otherwise reflect negatively on Employee.

10. Restrictive Covenants. For a period of twelve (12) months following the Termination Date, Employee will comply with the following:

(a) Employee will not directly or indirectly solicit, influence, entice or encourage any person who is employed by the Company on or after the Termination Date to accept employment with any new employer or to otherwise cease his or her relationship with the Company. The restrictions set forth in this Paragraph 10(a) mean, among other things, that Employee will refrain from disclosing the names of the Company’s employees, or any information about them, and will refrain from in any way assisting any new employer in recruiting or hiring any of the Company’s employees or former employees.

(b) Employee will not, directly or indirectly (on his own behalf or on behalf of another person or entity) interfere with, disrupt or attempt to disrupt any present or prospective relationship, contractual or otherwise, between the Company and any of its customers, suppliers or employees. The restrictions set forth in this Paragraph 10(b) include, among other things, that Employee will not sell or attempt to sell services and/or products similar to those which the Company offers to its customers.

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11. Injunctive Relief. The provisions of Paragraphs 7, 8, 9 and 10 of this Agreement have substantially induced the Company to enter into this Agreement. Employee acknowledges and agrees that a breach of the provisions of Paragraphs 7, 8, 9 and 10 would result in irreparable harm to the Company for which monetary damages alone would be inadequate. Accordingly, in addition to any other remedies or relief available to the Company, Employee agrees that the Company will be entitled to injunctive relief in the event of any breach or threatened breach of the provisions of Paragraphs 7, 8, 9 and 10.

12. Binding Arbitration. With the exception of claims for which the injunctive relief referenced in Section 11 is sought, any and all other controversies or claims arising out of or relating to the Agreement, or the breach hereof, shall be settled by binding arbitration to be held in the County of Orange, State of California, before a mutually agreed upon neutral arbitrator and according to the American Arbitration Association rules of arbitration for employment matters. The arbitrator shall award attorneys’ fees and costs, including costs of arbitration, to the prevailing party at mediation, in addition to any damages awarded to that party.

13. Legal Counsel and Fees. The Parties to this Agreement agree to bear their own costs and attorneys’ fees, if any. Employee acknowledges that the Company, by this Agreement, has advised him to consult with an attorney of his choice prior to executing this Agreement.

14. Voluntary and Knowing Action. Employee acknowledges that he has had sufficient opportunity to review this Agreement with his attorney, that he has read and understands the terms of this Agreement, and that he has voluntarily and knowingly entered into this Agreement to resolve any and all charges, claims, demands or causes of action which he now has or may have with respect to the Company.

15. Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding concerning the subject matters addressed herein between the Parties and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof. This is an integrated document.

16. Partial Invalidity. If any provision of this Agreement, or any application thereof, is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

17. California Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the Parties under this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

18. No Waiver. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the Party waiving the breach. Employee agrees that the Company reserves any and all defenses, which it has or might have against any claims brought by him. This includes, but is not limited to, the Company’s right to seek available costs and attorneys’ fees as allowed by law, and to have any monetary award granted to Employee, if any, reduced by the amount of money that he received in consideration for this Agreement and the Releases.

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19. Modification. This Agreement may be modified or amended only by a writing signed by both the Company and Employee.

20. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified first-class mail, postage prepaid, or commercial overnight delivery service and shall be effective upon delivery if hand-delivered, three (3) days after mailing if mailed, or one (1) day after delivery to a commercial overnight delivery service, in each case to each Parties’ last known address. These addresses may be changed at any time by like notice.

21. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Successors and Assigns. This Agreement shall be binding on the Parties, their successors and assigns.

23. Mutual Cooperation. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement which are not inconsistent with their terms.

24. Agreement to Cooperate in Investigations and Litigation. Employee agrees that he will, at any future time, be available upon reasonable notice from the Employer, with or without a subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities, with respect to matters and/or disputes concerning which he has or may have knowledge of as a result of or in connection with his employment by the Employer. In performing his obligations under this paragraph to testify or otherwise provide information, Employee will honestly, truthfully, forthrightly, and completely provide the information requested. Employee will comply with this Agreement upon notice from the Employer that the Employer or its attorneys believe that his compliance will assist in the resolution of an investigation or the prosecution or defense of claims. Employee understands and agrees that the Employer’s obligations under this Agreement, including without limitation, its payment of consideration to Employee, are contingent upon Employee cooperating with the Employer in investigations and litigation.

EMPLOYEE:

Dated: February 19, 2013	/s/ Steve Richards

Steven Richards

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TTM TECHNOLOGIES, INC.

Dated: February 21, 2013	By:	/s/ Kent Alder
Name: Kent Alder
Its: Chief Executive Officer

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EXHIBIT C

FIRST RELEASE

1. Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

(a)	“I,” “me,” “my,” “he,” and “Employee” include both me, Steven Richards, and anyone who has or obtains any legal rights or claims through me.

(b)	“Company,” as used in this Release, shall at all times mean TTM Technologies, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), including all subsidiaries of the Company. The above-named Parties shall be collectively referred to herein as the “Parties.”

2. Release by Employee. In consideration of the covenants undertaken herein by the Company, and except for those obligations created by or arising out of the Agreement (as defined below), Employee, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, hereby releases, absolves and discharges the Company and its predecessors, successors and assigns, parent companies, subsidiaries, divisions, sister companies and affiliated corporations, past and present, as well as its and their respective trustees, directors, officers, shareholders, agents, attorneys, insurers, employees, and consultants, past and present, and each of them (hereinafter collectively referred to as the “Releasees”), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, that Employee now owns or holds or has at any time heretofore owned or held as against said Releasees. Employee specifically acknowledges and agrees that He is releasing the Releasees of any and all claims, demands, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Employee arising out of or in any way connected with his employment with the Company, or his separation from employment with the Company, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, committed or omitted prior to the date of this Release. Employee specifically agrees that this release includes, but is not limited to:

(a)	Any claims for discrimination, harassment or retaliation or other purported violation arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 626, as amended, the Older Workers Benefit Protection Act of 1990 (“OWBPA”), 29 U.S.C. 626(f), Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 2000e, et seq., the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act (“FMLA”), 29 U.S.C. § 2601 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended, 29 U.S.C. §§ 1001, et seq., the California Family Rights Act, the California Labor Code § 1401, the California Fair Employment and Housing Act, Cal Gov’t Code § 12900 et seq., or the California Business and Professions Code; or any other state human rights or fair employment practices act;

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(b)	Any claims arising under any other federal, state, local or foreign statute, law, rule, regulation, ordinance or order, including without limitation any alleged retaliation or whistleblower claims;

(c)	Any claims for alleged unpaid wages, vacation pay or commissions including without limitation any claimed violations of the federal Fair Labor Standards Act (“FLSA”), 29 U.S.C. § 203(s);

(d)	Any claims for alleged breach of the Employee’s Employment Agreement;

(e)	Any claims arising out of or in any way connected with any transactions, occurrences, acts or omissions set forth or facts alleged in any and all charges, complaints, claims or pleadings filed by Employee against Releasees prior to the date hereof with any city, county, state or federal agency, commission, office or tribunal whatsoever;

(f)	Any common law claims, including claims for breach of contract (written or oral, express or implied), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, intentional or negligent misrepresentation, defamation, and wrongful discharge in violation of public policy, invasion of privacy, assault, battery, promissory estoppel, negligence, negligent hiring, retention or supervision, constructive discharge, unjust enrichment, violation of public policy, and all other claims for unlawful employment practices;

(g).	Any claims for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, or any other fringe benefit; and

(h)	Any claims for reimbursement, indemnity, or other payment for Employee’s federal, state or local income or other tax liabilities, interest or penalties, arising from any payment made by the Company to Employee pursuant to this agreement or otherwise, including without limitation liabilities arising under Section 409A of the Internal Revenue Code.

3. Release of Age Discrimination Claims. Employee expressly acknowledges and agrees that, by entering into the Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Release. Employee also understands that the above release is subject to the terms of the Older Workers Benefit Protection Act (“OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Employee agrees that he is signing this Release voluntarily, and with full knowledge of its consequences. Employee further expressly acknowledges and agrees that:

(a).	In return for the Agreement, Employee will receive consideration beyond that to which he was entitled to receive before entering into the Agreement;

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(b).	Employee is hereby advised in writing by the Agreement to consult with his attorney before signing the Agreement;

(c).	Employee was given a copy of the Agreement on January 29, 2013, and informed that he had twenty-one (21) days within which to consider the Agreement and that if he signs this Release before the end of the 21 day period it will be his personal, voluntary decision to do so, and will be done with full knowledge of his legal rights; and

(d)	Employee was informed that he has seven (7) days following the date of execution of this Release in which to revoke this Release.

Employee agrees that material or immaterial changes to the Separation Agreement or this Release will not restart the running of the consideration period.

4. Exclusions from Release.

(a)	By entering into the Agreement, Employee does not release his rights, if any, to claim the following: unemployment insurance benefits; workers compensation benefits; claims for vested post-termination benefits under any 401(k) or similar retirement benefit plan; his rights to group medical or group dental insurance coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”); his rights to enforce the terms of this Release; his rights to assert claims that are based on events occurring after this Release becomes effective; his rights to indemnification under California law and/or any contract for indemnification between Employee and the Company; his rights as a shareholder of the Company; or his rights under the applicable stock option documents and shareholder documents. Employer agrees that it will not contest Employee’s claim, if any, to unemployment insurance benefits.

(b)	Nothing in this Release interferes with his right to file or maintain a charge with the Equal Employment Opportunity Commission (“EEOC”) or other local civil rights enforcement agency, or participate in any manner in an EEOC or other such agency investigation or proceeding. Employee, however, understands that he is waiving his right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys’ fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC or other civil rights enforcement agency, Employee, or any other party, arising from the termination of his employment.

(c)	Nothing in this Release interferes with Employee’s right to challenge the knowing and voluntary nature of this Release under the ADEA and/or OWBPA.

5. Revocation Period. Employee may revoke this Release in its entirety during the seven (7) calendar days following his execution of the Release. Any revocation of this Release must be in writing and hand-delivered to Employer or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed to: Grace Lee, 2630

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South Harbor Blvd, Santa Ana, California, 92704 This Release will become effective and enforceable on the eighth (8th) day following execution by Employee, unless it is revoked during the seven-day revocation period. Employee understands that if he revokes this Release, the Company will have no obligation to pay him any of the consideration referenced in the Agreement.

6. California Civil Code Section 1542 Waiver. It is a further condition of the consideration hereof and is the intention of Employee in executing this instrument that the same shall be effective as a bar as to each and every claim, demand, and cause of action hereinabove specified and, in furtherance of this intention, Employee hereby expressly waives any and all rights or benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that the Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of actions, if any, as well as those relating to any other claims, demands and causes of actions hereinabove specified. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Employee acknowledges that he may hereafter discover claims or facts in addition to or different from those that he now knows or believes to exist with respect to the subject matter of the Agreement and that, if known or suspected at the time of executing the Agreement, may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

Steven Richards, Employee

Date

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ACKNOWLEDGEMENT

I, Steven Richards, Employee, hereby acknowledge that I was given twenty-one (21) days to consider the foregoing Separation Agreement and First Release (the “Agreement”) and voluntarily chose to sign the Agreement on the date indicated above. I was provided the Agreement on January 29, 2013. Further, I have either consulted an attorney or knowingly declined my opportunity to do so.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this          day of                , 2013, at Orange County, California.

Steven Richards, Employee

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EXHIBIT D

SECOND RELEASE

1. Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

(a)	“I,” “me,” “my,” “he,” and “Employee” include both me, Steven Richards, and anyone who has or obtains any legal rights or claims through me.

(b)	“Company,” as used in this Release, shall at all times mean TTM Technologies, Inc., a corporation organized under the laws of the state of Delaware (the “Company”), including the Company’s subsidiaries. The above-named parties shall be collectively referred to herein as the “Parties.”

2. Release by Employee. In consideration of the covenants undertaken herein by the Company, and except for those obligations created by or arising out of the Agreement (as defined below), Employee, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, hereby releases, absolves and discharges the Company and its predecessors, successors and assigns, parent companies, subsidiaries, divisions, sister companies and affiliated corporations, past and present, as well as its and their respective trustees, directors, officers, shareholders, agents, attorneys, insurers, employees, and consultants, past and present, and each of them (hereinafter collectively referred to as the “Releasees”), with respect to and from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys’ fees, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, that Employee now owns or holds or has at any time heretofore owned or held as against said Releasees. Employee specifically acknowledges and agrees that He is releasing the Releasees of any and all claims, demands, agreements, obligations and causes of action, known or unknown, suspected or unsuspected by Employee arising out of or in any way connected with his employment with the Company, or his separation from employment with the Company, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, committed or omitted prior to the date of this Release. Employee specifically agrees that this release includes, but is not limited to:

(a)

Any claims for discrimination, harassment or retaliation or other purported violation arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), 29 U.S.C. § 626, as amended, the Older Workers Benefit Protection Act of 1990 (“OWBPA”), 29 U.S.C. 626(f), Title VII of the Civil Rights Act of 1964 (“Title VII”), 42 U.S.C. § 2000e, et seq., the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 2101, et seq., the Family and Medical Leave Act (“FMLA”), 29 U.S.C. § 2601 et seq., the Employee Retirement Income Security

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Act of 1974 (“ERISA”), as amended, 29 U.S.C. §§ 1001, et seq., the California Family Rights Act, the California Labor Code § 1401, the California Fair Employment and Housing Act, Cal Gov’t Code § 12900 et seq., or the California Business and Professions Code; or any other state human rights or fair employment practices act;

(b)	Any claims arising under any other federal, state, local or foreign statute, law, rule, regulation, ordinance or order, including without limitation any alleged retaliation or whistleblower claims;

(c)	Any claims for alleged unpaid wages, vacation pay or commissions including without limitation any claimed violations of the federal Fair Labor Standards Act (“FLSA”), 29 U.S.C. § 203(s);

(d)	Any claims for alleged breach of the Employee’s Employment Agreement;

(e)	Any claims arising out of or in any way connected with any transactions, occurrences, acts or omissions set forth or facts alleged in any and all charges, complaints, claims or pleadings filed by Employee against Releasees prior to the date hereof with any city, county, state or federal agency, commission, office or tribunal whatsoever;

(f)	Any common law claims, including claims for breach of contract (written or oral, express or implied), breach of the implied covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, fraud, intentional or negligent misrepresentation, defamation, and wrongful discharge in violation of public policy, invasion of privacy, assault, battery, promissory estoppel, negligence, negligent hiring, retention or supervision, constructive discharge, unjust enrichment, violation of public policy, and all other claims for unlawful employment practices;

(g).	Any claims for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, or any other fringe benefit; and

3. Release of Age Discrimination Claims. Employee expressly acknowledges and agrees that, by entering into the Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Release. Employee also understands that the above release is subject to the terms of the Older Workers Benefit Protection Act (“OWBPA”). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act (“ADEA”) unless the waiver is knowing and voluntary. Employee agrees that he is signing this Release voluntarily, and with full knowledge of its consequences. Employee further expressly acknowledges and agrees that:

(a).	In return for the Agreement, Employee will receive consideration beyond that to which he was entitled to receive before entering into the Agreement;

(b).	Employee is hereby advised in writing by the Agreement to consult with his attorney before signing the Agreement;

(c).	Employee was given a copy of the Agreement on January 29, 2013, and informed that he had twenty-one (21) days within which to consider the Agreement and that if he signs this Release before the end of the 21 day period it will be his personal, voluntary decision to do so, and will be done with full knowledge of his legal rights; and

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(d)	Employee was informed that he has seven (7) days following the date of execution of this Release in which to revoke the Release.

Employee agrees that material or immaterial changes to the Separation Agreement or Release will not restart the running of the consideration period.

4. Exclusions from Release.

(a)	By entering into the Agreement, Employee does not release his rights, if any, to claim the following: unemployment insurance benefits; workers compensation benefits; claims for vested post-termination benefits under any 401(k) or similar retirement benefit plan; his rights to group medical or group dental insurance coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”); his rights to enforce the terms of this Release; his rights to assert claims that are based on events occurring after this Release becomes effective: his rights to indemnification under California law and/or any contract for indemnification between Employee and the Company; his rights as a shareholder of the Company; or his rights under the applicable stock option documents and shareholder documents. Employer agrees that it will not contest Employee’s claim, if any, to unemployment insurance benefits.

(b)	Nothing in this Release interferes with his right to file or maintain a charge with the Equal Employment Opportunity Commission (“EEOC”) or other local civil rights enforcement agency, or participate in any manner in an EEOC or other such agency investigation or proceeding. Employee, however, understands that he is waiving his right to recover individual relief including, but not limited to, back pay, front pay, reinstatement, attorneys’ fees, and/or punitive damages, in any administrative or legal action whether brought by the EEOC or other civil rights enforcement agency, Employee, or any other party, arising from his resignation.

(c)	Nothing in this Release interferes with Employee’s right to challenge the knowing and voluntary nature of this Release under the ADEA and/or OWBPA.

5. Revocation Period. Employee may revoke this Release in its entirety during the seven (7) calendar days following his execution of this Release. Any revocation of this Release must be in writing and hand-delivered to Employer or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed to: Grace Lee, 2630 South Harbor Blvd, Santa Ana, California, 92704. This Release will become effective and enforceable on the eighth (8th) day following execution by Employee, unless it is revoked during the seven-day revocation period. Employee understands that if he revokes this Release, the Company will have no obligation to pay him any of the consideration referenced in the Agreement.

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6. California Civil Code Section 1542 Waiver. It is a further condition of the consideration hereof and is the intention of Employee in executing this instrument that the same shall be effective as a bar as to each and every claim, demand, and cause of action hereinabove specified and, in furtherance of this intention, Employee hereby expressly waives any and all rights or benefits conferred by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consents that the Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of actions, if any, as well as those relating to any other claims, demands and causes of actions hereinabove specified. SECTION 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIM OR HER SETTLEMENT WITH THE DEBTOR.”

Employee acknowledges that he may hereafter discover claims or facts in addition to or different from those that he now knows or believes to exist with respect to the subject matter of the Agreement and that, if known or suspected at the time of executing the Agreement, may have materially affected this settlement. Nevertheless, Employee hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

Steven Richards, Employee

Date

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ACKNOWLEDGEMENT

I, Steven Richards, Employee, hereby acknowledge that I was given twenty-one (21) days to consider the foregoing Separation Agreement and Second Release (the “Agreement”) and voluntarily chose to sign the Agreement on the date indicated above. I was provided the Agreement on January 29, 2013. Further, I have either consulted an attorney or knowingly declined my opportunity to do so.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this         day of             , 2013, at Orange County, California.

Steven Richards, Employee

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